UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 28, 2020

Date of Report (date of earliest event reported)

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

PA	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square, Lancaster, PA	17602
(Address of Principal Executive Offices)	(Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 - Other Events.

As previously disclosed, Fulton Financial Corporation (the “Corporation”) has been responding to an investigation by the staff of the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) regarding certain accounting determinations that could have impacted the Corporation’s reported earnings per share for certain prior quarterly periods.

On September 28, 2020, the SEC announced that it has accepted an Offer of Settlement submitted by the Corporation. Under the settlement, without admitting or denying the SEC’s findings in this matter, the Corporation has consented to the entry of an administrative civil cease-and-desist order by the SEC (the “Order”) with respect to certain violations of the federal securities laws in the fourth quarter of 2016 through the second quarter of 2017 (the “Relevant Quarters”), and the payment of a civil monetary penalty of $1.5 million.

The Order states that, during the Relevant Quarters, the Corporation made material misrepresentations and omissions in its public filings, and failed to maintain accurate books and records and sufficient internal accounting controls, in violation of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 and Rules 13a-1, 13a-13 and 12b-20 thereunder. The Order states that the Corporation’s public filings during the Relevant Quarters inaccurately described the process that the Corporation used to value its mortgage servicing rights (“MSR”) asset and determine the related valuation allowance, and that the Corporation maintained inaccurate books and records that reflected an erroneous MSR valuation allowance over two quarters that was $1.3 million higher than it would have been had the Corporation followed its disclosed valuation process. Specifically, the Order states that, in the fourth quarter of 2016 and the first quarter of 2017, the Corporation departed from its stated valuation practices and maintained a $1.3 million MSR valuation allowance that was not supported by its publicly disclosed MSR valuation process, and then belatedly reversed the allowance in the second quarter of 2017, which increased the Corporation’s earnings per share by a penny in that quarter, at a time when the Corporation’s reported earnings per share otherwise would have fallen short of analyst consensus expectations.

The Order states that, in determining to accept the Corporation’s Offer of Settlement, the SEC considered the remedial actions promptly undertaken by the Corporation and its cooperation during the investigation.

The resolution of this matter does not involve a restatement of the Corporation’s previously filed financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2020	FULTON FINANCIAL CORPORATION

	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Senior Executive Vice President, Chief Legal Officer and Corporate Secretary